UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On May 9, 2014, the Audit Committee (the “Audit Committee”) of the Board of Directors of Tower Group International, Ltd. (“Tower” or the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

PwC’s reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of PwC on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent period through May 9, 2014, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent period through May 9, 2014, there were “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) related to the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) and Amendment No. 2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Annual Report”). As disclosed in the 2012 Annual Report, the Company concluded that material weaknesses existed as of December 31, 2012 related to (i) the loss reserve estimation process and (ii) the premium receivables accounts reconciliation process. Additionally, a material weakness related to recording an out of period income tax adjustment arising from prior acquisitions also existed during the year ended December 31, 2012. As disclosed in the 2013 Annual Report, the Company concluded that material weaknesses existed as of December 31, 2013 related to (i) the monitoring of other control activities, (ii) the loss reserve estimation process, (iii) the premiums receivable accounts reconciliation process, (iv) the impairment process of the long-lived tangible and intangible assets, (v) information technology general controls with respect to segregation of duties, restricted access to programs and data, and change management activities, (vi) the income tax valuation allowance estimation process and (vii) the period-end financial reporting process. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Audit Committee has discussed the material weaknesses in its internal control over financial reporting with PwC and has authorized PwC to respond fully to the inquiries of BDO USA, LLP (“BDO”) concerning such material weaknesses.

The Company has requested that PwC furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements. A copy of PwC’s letter, dated May 13, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On May 9, 2014, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm beginning with its first quarter ending March 31, 2014. During the fiscal years ended December 31, 2013 and 2012, and through May 9, 2014, the Company did not consult with BDO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Company’s consolidated financial statements; or (b) any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP dated May 13, 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER GROUP INTERNATIONAL, LTD.

Date: May 13, 2014	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP dated May 13, 2014